EXHIBIT 15.7

CONSENT OF REEDLEYTON CONSULTING

EXHIBIT 15.7
CONSENT OF REEDLEYTON CONSULTING
PO BOX 6071 Dural NSW Australia 2158

November 27, 2013

CONSENT OF EXPERT
VIA EDGAR
United States Securities and Exchange Commission

RE:           Tasman Metals Ltd. Annual Report on Form 20-F for the year ended August 31, 2013 (the “Annual Report”) and Management’s Discussion and Analysis for the Year Ended August 31, 2013 (the “2013 MD&A”).

To Whom It May Concern:

We refer to the following (collectively the “Reports”) all of which are referenced in the Annual Report, the 2013 MD&A, and/or documents incorporated by reference therein:

1.	The amended and restated technical report entitled “Amended and Restated Technical Report for Olserum REE Deposit, Southern Sweden” dated June 20, 2013, which we prepared (the “Olserum Report”).

We hereby consent to the use of our name and the Reports, and summaries thereof, and inclusion and incorporation by reference of thereof and information derived from such Reports in the Annual Report, the 2013 MD&A, and/or Tasman Metals Ltd.’s Registration Statement on Form F-3 (File No. 333-190863) filed with the United States Securities and Exchange Commission.

Yours truly,

ReedLeyton Consulting

  /s/ Geoffrey Reed
Signature

  Geoffrey Reed
Print Name

  Geology Consultant
Print Title